                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             ---------------------

                             LUMINEX LIGHTING, INC.
                (Name of registrant as specified in its charter)

                             ---------------------

         CALIFORNIA                                      95-4467158
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                             ---------------------

                              13710 Ramona Avenue
                                Chino, CA 91710
                                 (909) 591-5653
            (Address and telephone number of Registrant's principal
               executive offices and principal place of business)

                             ---------------------

                                   COPIES TO:

                           Lawrence W. Horwitz, Esq.
                                 Horwitz & Beam
                          Two Venture Plaza, Suite 350
                                Irvine, CA 92618
                                 (949) 453-0300

                             ---------------------

Securities to be registered pursuant to Section 12(b) of the Act:

               None

Securities to be registered pursuant to Section 12(g) of the Act:

        Shares of Common Stock, no par value ("Common Stock")

        Warrants to purchase shares of Common Stock

        Common Stock, issuable upon exercise of warrants

        Underwriter Warrants

        Common Stock, issuable upon exercise of Underwriter Warrants

        Warrants issuable upon exercise of Underwriter Warrants

        Common Stock issuable upon exercise of warrants underlying Underwriter Warrants

        Common Stock, issued in connection with bridge financing

        Common Stock, underlying warrants issued in connection with bridge financing

        Common Stock, underlying options issued pursuant to Employee Stock Option Plan

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        Reference is made to the description of the terms of the securities prepared in compliance with Item 202 of Regulation S-B set forth beneath the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of Securities," "Underwriting," and "Legal Matters" in the prospectus filed by Luminex Lighting, Inc. (the "Registrant") with the Securities and Exchange Commission as part of the Registrant's Registration Statement on Form SB-2, Registration No. 333-58025 (the "Registration Statement").


ITEM 2. EXHIBITS.

    Exhibit No.                         Description
    -----------                         -----------
        1.1     Form of Underwriting Agreement

        1.2     Form of Underwriter's Warrant

        1.3     Selected Dealers Agreement (form)

        3.1     Articles of Incorporation of Luminex Lighting, Inc., a
                California corporation, dated January 21, 1994

        3.2     Amended Articles of Incorporation of Luminex Lighting, Inc., a
                California corporation, dated September 5, 1997

        3.3     Bylaws of Luminex Lighting, Inc., dated January 22, 1994

        3.4 Certificate of Amendment of Bylaws of Luminex Lighting, Inc., dated October 15, 1995

        4.1     Lock-Up Agreement (form)

        4.2     Specimen of Common Stock Certificate of Luminex Lighting, Inc.

        4.3     Form of Warrant Agreement and Warrant Certificate

        4.4     Subscription Agreement

        5       Opinion of Horwitz & Beam

       10.1     Lease Agreement, Chino, California, dated June 26, 1997

       10.2     Luminex Lighting, Inc. Benefit Plan, Annual Salary, and Bonus
                Compensation Plan for Wasif Siddiqui, dated June 30, 1996

       10.3     Luminex Lighting, Inc. Bonus Compensation Plan for Charles
                Boulos, dated December 15, 1996

       10.4     Luminex Lighting, Inc. 1997 Incentive and Nonstatutory Stock
                Option Plan, dated May 5, 1997

       10.5 Luminex Lighting, Inc. Annual Salary and Bonus Compensation Plan for Tasneem Siddiqui, dated August 19, 1997

       10.6     Lease Agreement, Milford, Massachusetts, dated November 19, 1996

       23.1     Consent of Stonefield Josephson, Inc., Certified Public
                Accountants

       23.2 Consent of Horwitz & Beam (included in their opinion set forth in Exhibit 5 hereto)

       24       Power of Attorney (see signature page)

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Chino, State of California, on July 10, 1998.

                                    LUMINEX LIGHTING, INC.


                                    By: /s/ Wasif Siddiqui
                                        ----------------------------------------
                                        Wasif Siddiqui
                                        President, Chief Executive Officer,
                                        Chief Financial Officer, and Director